UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 24, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director.

On March 24, 2008, Mr. Greg L. Armstrong submitted his resignation, effective March 26, 2008, as a member of the BreitBurn GP, LLC (“BreitBurn GP”) board of directors.

(d) Election of Director.

On March 26, 2008, the board of directors of BreitBurn Management Company, LLC elected Mr. David B. Kilpatrick as a member of the BreitBurn GP board of directors. Mr. Kilpatrick will also serve as a member of the Audit Committee of the BreitBurn GP board of directors.

Item 7.01 Regulation FD Disclosure.

On March 26, 2008, BreitBurn Energy Partners L.P. issued a press release announcing the election of Mr. Kilpatrick to the BreitBurn GP board of directors and the resignation of Mr. Armstrong. A copy of the press release announcing the election and the resignation of these directors is attached to this Report as Exhibit 99.1 hereto and incorporated by reference.

The information in this Current Report on Form 8-K provided under Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 BreitBurn Energy Partners L.P. press release dated March 26, 2008 announcing the resignation of a director and the election of a director to the BreitBurn GP, LLC board of directors.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: March 27, 2008	By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer

3

EXHIBIT INDEX

99.1 BreitBurn Energy Partners L.P. press release dated March 26, 2008 announcing the resignation of a director and the election of a director to the BreitBurn GP, LLC board of directors.

4